UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2005

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada		89102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 12, 2005, the Company announced the appointment of Elisabeth Carrette to the board of directors of Gaming Partners International Corporation, or GPIC, to fill the vacancy resulting from the death of her husband and former GPIC chairman, Francois Carrette.  Mrs. Carrette’s appointment was subject to regulatory approvals or a determination by counsel that no preapprovals would be required from the gaming authorities.  As a result of legal counsel’s determination, Mrs. Carrette’s appointment became effective as of January 27, 2005.  As previously reported, Mrs. Carrette was also appointed as Mr. Carrette’s replacement as the president of the supervisory board of Holding Wilson, S.A., which is the majority stockholder of GPIC, on December 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005	GAMING PARTNERS INTERNATIONAL CORPORATION

	By:	/s/ Gerard Charlier
Gerard Charlier
President and Chief Executive Officer